Exhibit 99.1

Contacts:	Samantha Moore	Stephanie Wakefield
	Public Relations	Investor Relations
	650-385-5259	650-385-5261
	mobile/650-996-3251	swakefield@informatica.com
smoore@informatica.com
INFORMATICA REPORTS RECORD REVENUES OF $65.0 MILLION AND 28
PERCENT LICENSE-REVENUE GROWTH
Achieves third-consecutive quarter of record profitability
REDWOOD CITY, Calif., October 20, 2005 – Informatica Corporation (NASDAQ: INFA), a leading provider of enterprise data integration software, today announced financial results for the third quarter ended September 30, 2005.
     Revenues for the third quarter of 2005 were $65.0 million, up 24 percent from $52.4 million recorded in the third quarter of 2004. License revenues for the third quarter of 2005 were $28.2 million, up 28 percent from $22.0 million in the third quarter of 2004. Net income for the third quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $8.0 million or $0.09 per diluted share versus a net loss of $8.6 million or $0.10 per share in the third quarter of 2004. Pro forma net income for the third quarter of 2005 was $9.7 million or $0.10 per diluted share, up over 325 percent from $2.1 million or $0.02 per diluted share in the third quarter of 2004.
     For the nine-month period ended September 30, 2005, revenues were $187.6 million, an increase of 18 percent from the $159.6 million recorded for the first nine months of 2004. License revenues for the first nine months of 2005 were $81.2 million, up 16 percent from $70.2 million in the first nine months of 2004. GAAP net income for the first nine months of 2005 was $19.9 million or $0.22 per diluted share versus a net loss of $5.7 million or $0.07 per share recorded in the first nine months of 2004. Pro forma net income for the first nine months of 2005 was $24.3 million or $0.27 per diluted share, up over 170 percent from $8.6 million or $0.10 per diluted share in the first nine months of 2004.

     Pro forma net income excludes charges related to facilities restructurings and the amortization of acquired technology, intangible assets and stock-based compensation. A reconciliation of pro forma operating results and GAAP results is included in the financial statements attached below.
     “Our third consecutive quarter of record profits and second consecutive quarter of record revenues demonstrates the consistent execution discipline of the Informatica team,” said Sohaib Abbasi, chairman and CEO of Informatica. “With our most innovative product release, PowerCenter 8, we are confident that the momentum will establish Informatica as the dominant leader in the enterprise data integration market.”
     Significant milestones achieved since July include:
•	Signed repeat business with 145 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included American Express, Commerzbank, DaimlerChrysler, FedEx, Groupe Danone, MetLife, Thomson Financial, Vodafone, and Warner Brothers Entertainment.

•	Signed 59 new customers. Informatica increased its customer base this quarter to 2,323 companies. New customers included Beijing Power, China Telecom, Clorox Company, Fieldstone Mortgage Company, Rewards Network, Russell Investment Group, Washington Gas & Light, and the U.S. Department of Energy.

•	Announced Global Master Relationship Agreement with SAP. In October, Informatica announced a three-year worldwide agreement with SAP AG focused on accelerating the time-to-value of data migration and other strategic data integration initiatives for SAP customers. The agreement provides a framework for the execution of local go-to-market agreements, piloted by SAP America Inc.

•	Recognized by Computer Business Review (CBR). For the third year in a row, CBR named Informatica one of the ten most-influential companies in the integration market. Declaring that Informatica “pioneered the market for data integration,” CBR singled out the company for having “steadfastly remained independent” and for “concentrating on enterprise data integration.”

•	Adapted sales and marketing management for the next phase of growth. Brad Crosby, a four-year Informatica veteran, was promoted to head the North American sales team. Previously, Crosby was responsible for eastern area and federal sales.

Crosby will continue to report to Paul Hoffman, executive vice president, worldwide sales, in his new capacity. John Entenmann, executive vice president, corporate strategy & marketing, will be leaving the company on November 1, 2005 to pursue other opportunities. Sohaib Abbasi, CEO, will assume direct responsibility for the marketing organization in the interim.

•	Elected new member to board of directors. As announced today, Geoff Squire OBE has joined Informatica’s board. With more than 40 years of industry experience, Squire held top executive positions at Oracle, VERITAS and OpenVision. Currently chairman of The Innovation Group plc and Kognitio Ltd., Squire brings considerable international perspective to Informatica’s growing global operations.
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above and in the attached supplemental consolidated statements of operations. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the United States.
     Informatica will be discussing its third quarter 2005 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 26137298.

About Informatica
     Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software. Using Informatica products, companies can access, integrate, migrate and consolidate enterprise data across systems, processes and people to reduce complexity, ensure consistency and empower the business. More than 2,300 companies worldwide rely on Informatica for their end-to-end enterprise data integration needs. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.
     This press release contains forward-looking statements relating to the anticipated impact of Informatica’s planned release of PowerCenter 8. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) the ability of PowerCenter 8 to interoperate with hardware and software technologies that are developed and maintained by third parties, (2) market confusion that could result from changes to the company’s product packaging and pricing as a result of the introduction of PowerCenter 8, (3) any delay in the completion, launch, delivery or availability of PowerCenter 8, and (4) any potential defects that Informatica could discover in PowerCenter 8 after it begins to market and sell the product to its customers, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended June 30, 2005, which is on file with the SEC and is available on the company’s investor relations website at www.informatica.com. All information provided in this release is as of October 20, 2005, and Informatica undertakes no duty to update this information.
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Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2005			September 30, 2004
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$28,168	$—	$28,168	$22,024	$—	$22,024
Service	36,829	—	36,829	30,404	—	30,404

Total revenues	64,997	—	64,997	52,428	—	52,428

Cost of revenues:
License	862	—	862	727	—	727
Service	11,548	(13)	11,535	10,399	(12)	10,387
Amortization of acquired technology	227	(227)	—	585	(585)	—

Total cost of revenues	12,637	(240)	12,397	11,711	(597)	11,114

Gross profit	52,360	240	52,600	40,717	597	41,314

Operating expenses:
Research and development	10,777	(159)	10,618	12,339	(184)	12,155
Sales and marketing	28,312	(40)	28,272	22,574	(248)	22,326
General and administrative	5,146	—	5,146	5,950	39	5,989
Amortization of intangible assets	47	(47)	—	47	(47)	—
Facilities restructuring charges	1,274	(1,274)	—	9,673	(9,673)	—

Total operating expenses	45,556	(1,520)	44,036	50,583	(10,113)	40,470

Income (loss) from operations	6,804	1,760	8,564	(9,866)	10,710	844
Interest income and other, net	1,911	—	1,911	1,014	—	1,014

Income (loss) before income taxes	8,715	1,760	10,475	(8,852)	10,710	1,858
Income tax provision (benefit)	744	—	744	(267)	—	(267)

Net income (loss)	$7,971	$1,760	$9,731	$(8,585)	$10,710	$2,125

Net income (loss) per share:
Basic	$0.09		$0.11	$(0.10)		$0.02

Diluted	$0.09		$0.10	$(0.10)		$0.02

Weighted shares used to compute net income (loss) per share:
Basic	87,568		87,568	86,002		86,002

Diluted	93,571		93,571	86,002		87,774

* The following table summarizes the pro forma adjustments for the respective periods presented:

	Three Months Ended
	September 30,
	2005	2004
Net income (loss), GAAP:	$7,971	$(8,585)
Amortization of acquired technology	227	585
Amortization of intangible assets	47	47
Amortization of stock-based compensation	212	405
Facilities restructuring charges	1,274	9,673

Net income, pro forma:	$9,731	$2,125

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$81,227	$—	$81,227	$70,234	$—	$70,234
Service	106,366	—	106,366	89,401	—	89,401

Total revenues	187,593	—	187,593	159,635	—	159,635

Cost of revenues:
License	2,707	—	2,707	2,452	—	2,452
Service	33,416	(37)	33,379	30,145	(36)	30,109
Amortization of acquired technology	696	(696)	—	1,740	(1,740)	—

Total cost of revenues	36,819	(733)	36,086	34,337	(1,776)	32,561

Gross profit	150,774	733	151,507	125,298	1,776	127,074

Operating expenses:
Research and development	31,484	(503)	30,981	39,565	(2,032)	37,533
Sales and marketing	82,698	(133)	82,565	67,716	(748)	66,968
General and administrative	15,246	(1)	15,245	15,616	80	15,696
Amortization of intangible assets	141	(141)	—	150	(150)	—
Facilities restructuring charges	2,902	(2,902)	—	9,673	(9,673)	—

Total operating expenses	132,471	(3,680)	128,791	132,720	(12,523)	120,197

Income (loss) from operations	18,303	4,413	22,716	(7,422)	14,299	6,877
Interest income and other, net	4,515	—	4,515	2,129	—	2,129

Income (loss) before income taxes	22,818	4,413	27,231	(5,293)	14,299	9,006
Income tax provision	2,897	—	2,897	422	—	422

Net income (loss)	$19,921	$4,413	$24,334	$(5,715)	$14,299	$8,584

Net income (loss) per share:
Basic	$0.23		$0.28	$(0.07)		$0.10

Diluted	$0.22		$0.27	$(0.07)		$0.10

Weighted shares used to compute net income (loss) per share:
Basic	87,112		87,112	85,566		85,566

Diluted	91,126		91,126	85,566		88,451

* The following table summarizes the pro forma adjustments for the respective periods presented:

	Nine Months Ended
	September 30,
	2005	2004
Net income (loss), GAAP:	$19,921	$(5,715)
Amortization of acquired technology	696	1,740
Amortization of intangible assets	141	150
Amortization of stock-based compensation	674	2,736
Facilities restructuring charges	2,902	9,673

Net income, pro forma:	$24,334	$8,584

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$65,761	$88,941
Short-term investments	190,735	152,160
Accounts receivable, net	32,928	42,535
Prepaid expenses and other current assets	9,841	7,837

Total current assets	299,265	291,473

Restricted cash	12,166	12,166
Property and equipment, net	22,287	20,063
Goodwill and intangible assets, net	86,381	85,125
Other assets	768	941

Total assets	$420,867	$409,768

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$37,003	$41,880
Deferred revenue	69,015	62,443
Accrued facilities restructuring charges	18,363	20,080
Accrued merger costs	64	209

Total current liabilities	124,445	124,612

Accrued facilities restructuring charges, less current portion	79,757	89,171
Accrued merger costs, less current portion	113	263

Stockholders’ equity	216,552	195,722

Total liabilities and stockholders’ equity	$420,867	$409,768

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2005	2004
Operating activities
Net income (loss)	$19,921	$(5,715)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,691	7,468
Provision for doubtful accounts and accounts receivable reserve	(151)	(126)
Amortization of stock-based compensation	674	3,105
Amortization of acquired technology and other intangible assets	837	1,890
Non-cash facilities restructuring charges	2,902	9,673
Loss on disposal of property and equipment	3	19
Changes in operating assets and liabilities:
Accounts receivable	9,758	(3,605)
Prepaid expenses and other assets	(4,331)	(1,482)
Accounts payable and other current liabilities	(4,974)	(5,341)
Accrued facilities restructuring charges	(13,972)	(3,274)
Accrued merger costs	(58)	(232)
Deferred revenue	6,572	4,799

Net cash provided by operating activities	23,872	7,179

Investing activities
Purchases of property and equipment, net	(9,219)	(2,067)
Purchases of investments	(174,650)	(150,397)
Sales and maturities of investments	135,906	138,232

Net cash used in investing activities	(47,963)	(14,232)

Financing activities
Proceeds from issuance of common stock	18,636	11,730
Repurchases and retirement of common stock	(16,156)	(6,118)

Net cash provided by financing activities	2,480	5,612

Effect of foreign currency translation	(1,569)	172

Decrease in cash and cash equivalents	(23,180)	(1,269)
Cash and cash equivalents at beginning of period	88,941	82,903

Cash and cash equivalents at end of period	$65,761	$81,634